Exhibit 99.1

NEW RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
February 4, 2008

RECORD OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, February 4, 2008 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced record operating results for the year ended December 31, 2007. Annual revenues increased 32.1% and Funds From Operations (“FFO”) per share increased 12.0% compared to 2006. For the quarter ended December 31, 2007, revenues increased 34.5% and FFO per share decreased 2.2% compared to the quarter ended December 31, 2006. Highlights include:

Operating Results:

•	Revenues and net earnings and FFO available to common stockholders:

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(in thousands, except per share data)
Revenues	$52,565	$39,087	$186,411	$141,156
Net earnings available to common stockholders	$32,669	$55,108	$150,325	$177,206
Net earnings per common share (diluted)	$0.46	$0.93	$2.26	$3.05

FFO available to common stockholders	$32,150	$27,073	$124,113	$97,121
FFO per common share (diluted)	$0.45	$0.46	$1.87	$1.67

•	Investment Portfolio occupancy was 98.3% at December 31, 2007.

2007 Highlights:

•	FFO per share increased 12.0% to a record $1.87 per share.

•	Dividends paid per share increased 6.1% to a record $1.40 per share marking the 18th consecutive year of increased dividends per share, a claim only 181 U.S. publicly traded companies can make.

•	Dividend payout ratio decreased to 74.9% enhancing both the safety of the current dividend and the opportunity to increase the dividend in the future.

•	Total dividends paid to common and preferred stockholders exceeded $100 million for the first time in company history.

•	Total assets increased to $2.5 billion at year end from $1.9 billion the prior year as we invested $697 million in our core portfolio properties.

450 S. Orange Ave., Suite 900 | Orlando, FL 32801 (800) NNN-REIT | www.nnnreit.com

•	Sold 37 properties for $146 million from our core portfolio producing $56.6 million of gains on sale (not included in FFO).

•	Balance sheet remained strong as we raised $298 million of additional common equity and launched our first institutional joint venture.

Investments and Dispositions for the quarter ended December 31, 2007:

•	Investments:

•	$152.1 million in the Investment Portfolio, including acquiring 42 properties with an aggregate 470,000 square feet of gross leasable area

•	$122.8 million in the Inventory Portfolio, including acquiring 21 properties and funding $23.8 million of development

•	Dispositions:

•	10 Investment properties with an aggregate 278,000 square feet of gross leasable area, with net proceeds of $31.4 million, resulting in a gain of $9.8 million

•	5 Inventory properties with net proceeds of $12.1 million

Investments and Dispositions for the year ended December 31, 2007:

•	Investments:

•	$696.7 million in the Investment Portfolio, including acquiring 235 properties with an aggregate 2,205,000 square feet of gross leasable area

•	$169.8 million in the Inventory Portfolio, including acquiring 26 properties and funding $61.8 million of development

•	Dispositions:

•	37 Investment properties with an aggregate 997,000 square feet of gross leasable area, with net proceeds of $146.0 million, resulting in a gain of $56.6 million

•	71 Inventory properties with net proceeds of $160.2 million

Capital transactions for the quarter ended December 31, 2007:

•	Issued 914,554 shares of common stock generating $22.3 million of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

•	Issued 4,000,000 shares of common stock at $25.94 per share, generating $99.1 million of net proceeds pursuant to an underwritten public offering

•	Increased the company’s credit facility capacity from $300 million to $400 million

National Retail also announced increased 2008 FFO guidance of $1.95 to $2.00 per share, which represents a 4% to 7% increase over 2007 results. This equates to earnings before any gains or losses from the sale on investment properties of $1.45 to $1.50 per share plus $0.50 per share of expected real estate related depreciation and amortization. This guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer commented, “We were very pleased with 2007’s record results particularly following strong per share growth in 2006. Despite the current cloudy economic and capital market environment, we are optimistic we can produce solid growth in 2008. This is a market environment in which some of NNN’s attributes are better appreciated – long term leases, net leases, diversification, a strong and growing dividend and a solid balance sheet – all supporting consistent operating results.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of December 31, 2007, the company owned 908 Investment properties in 44 states with a gross leasable area of approximately 10.6 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on February 4th at 2:00 p.m. EST to review these results. The call can be accessed on National Retail’s web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. These held for sale properties have not historically been classified as discontinued operations; prior period comparable condensed consolidated financial statements have been restated to include these properties in its earnings from discontinued operations. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc.

(in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Income Statement Summary	(unaudited)	(Note 1)	(unaudited)	(Note 1)
Revenues:
Rental and earned income	$47,973	$35,348	$170,733	$125,004
Real estate expense reimbursement from tenants	1,659	1,825	5,720	4,619
Interest and other income from real estate transactions	1,574	583	5,076	4,265
Interest income on commercial mortgage residual interests	1,359	1,331	4,882	7,268

	52,565	39,087	186,411	141,156

Disposition of real estate, Inventory Portfolio:
Gross proceeds	—	14,790	1,750	36,705
Costs	—	(13,906)	(1,418)	(28,705)

Gain	—	884	332	8,000

Operating expenses:
General and administrative	6,046	6,034	23,542	24,009
Real estate	2,609	2,455	8,272	6,701
Depreciation and amortization	9,903	6,517	32,593	22,445
Impairment – real estate	663	—	791	—
Impairment – commercial mortgage residual interests valuation	—	—	638	8,779
Restructuring costs	—	—	—	1,580

	19,221	15,006	65,836	63,514

Other expenses (revenues):
Interest and other income	(1,633)	(1,149)	(4,753)	(3,816)
Interest expense	13,909	10,818	49,286	45,872

	12,276	9,669	44,533	42,056

Income tax benefit	1,834	2,890	8,537	11,206
Minority interest	(55)	(304)	190	(1,592)
Equity in earnings of unconsolidated affiliates	49	3	49	122
Gain on disposition of equity investment	—	11,373	—	11,373

Earnings from continuing operations	22,896	29,258	85,150	64,695

Earnings from discontinued operations:
Real estate, Investment Portfolio	10,309	25,486	63,338	109,664
Real estate, Inventory Portfolio, net of income tax expense and minority interest	1,160	2,657	8,622	8,146

	11,469	28,143	71,960	117,810

Net earnings	34,365	57,401	157,110	182,505

Series A Preferred Stock dividends	—	(1,370)	—	(4,376)
Series B Convertible Preferred Stock dividends	—	—	—	(419)
Series C Redeemable Preferred Stock dividends	(1,696)	(923)	(6,785)	(923)

Net earnings available to common stockholders – basic	32,669	55,108	150,325	176,787
Series B Convertible Preferred Stock dividends, if dilutive	—	—	—	419

Net earnings available to common stockholders – diluted	$32,669	$55,108	$150,325	$177,206

Note 1:	Amounts are derived from audited consolidated financial statements included in the company’s Form 10-K for the year ended December 31, 2006 reflecting reclassifications for discontinued operations within the Investment Portfolio.

National Retail Properties, Inc.

(in thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(unaudited)	(Note 1)	(unaudited)	(Note 1)
Weighted average common shares outstanding:
Basic	70,929	58,936	66,152	57,428

Diluted	71,205	59,201	66,408	58,080

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.30	$0.46	$1.18	$1.03
Discontinued operations	0.16	0.48	1.09	2.05

Net earnings	$0.46	$0.94	$2.27	$3.08

Diluted:
Continuing operations	$0.30	$0.46	$1.18	$1.02
Discontinued operations	0.16	0.47	1.08	2.03

Net earnings	$0.46	$0.93	$2.26	$3.05

Supplemental Information:

Contingent percentage rent	$792	$197	$1,572	$766

Earned income from direct financing leases	$1,055	$2,096	$5,916	$9,192
Decrease in real estate classified as direct financing leases	(1,432)	(2,798)	(8,046)	(12,174)

Net direct financing lease adjustment	(377)	(702)	(2,130)	(2,982)
Accrued rental income (straight-line)	638	840	2,689	5,819

Net lease accounting adjustments	$261	$138	$559	$2,837

Net Inventory Portfolio gain on disposition	$1,807	$2,435	$11,013	$9,666

Capitalized interest	$1,099	$666	$3,718	$2,278

Scheduled debt principal amortization (excluding maturities)	$286	$439	$1,586	$2,036

Note 1:	Amounts are derived from audited consolidated financial statements included in the company’s Form 10-K for the year ended December 31, 2006 reflecting reclassifications for discontinued operations within the Investment Portfolio.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Reconciliation of net earnings to FFO and FFO available to common stockholders:
Net earnings	$34,365	$57,401	$157,110	$182,505
Real estate depreciation and amortization:
Continuing operations	9,182	5,909	30,067	20,358
Discontinued operations	23	145	315	2,061
Joint venture and partnership real estate depreciation	28	45	31	463
Partnership gain on sale of asset	—	3	—	(262)
Gain on disposition of equity investment	—	(11,373)	—	(11,373)
Gain on disposition of real estate Investment Portfolio	(9,752)	(22,764)	(56,625)	(91,332)

FFO	33,846	29,366	130,898	102,420
Series A Preferred Stock dividends	—	(1,370)	—	(4,376)
Series B Convertible Preferred Stock dividends	—	—	—	(419)
Series C Redeemable Preferred Stock dividends	(1,696)	(923)	(6,785)	(923)

FFO available to common stockholders – basic	32,150	27,073	124,113	96,702
Series B Convertible Preferred Stock dividends – if dilutive	—	—	—	419

FFO available to common stockholders – diluted	$32,150	$27,073	$124,113	$97,121

FFO per share:
Basic	$0.45	$0.46	$1.88	$1.68

Diluted	$0.45	$0.46	$1.87	$1.67

	Quarter Ended December 31,				Year Ended December 31,
	2007		2006		2007		2006
	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain
Real Estate Disposition Summary
Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	—	$—	3	$884	2	$332	6	$8,000
Discontinued operations:
Investment Portfolio	10	9,752	19	22,764	37	56,625	30	91,332
Inventory Portfolio	5	1,924	15	1,656	69	11,801	58	5,780
Minority interest, Inventory Portfolio	—	(117)	—	(105)	—	(1,120)	—	(4,114)

	15	$11,559	37	$25,199	108	$67,638	94	$100,998

Reconciliation of gain on disposition by type:
Inventory Portfolio:
Development	3	$1,781	4	$1,321	13	$6,245	9	$9,888
Exchange	2	143	14	1,219	58	5,888	55	3,892
Minority interest, Development	—	(117)	—	(105)	—	(1,120)	—	(4,114)

Total Inventory gain	5	1,807	18	2,435	71	11,013	64	9,666
Investment Portfolio	10	9,752	19	22,764	37	56,625	30	91,332

	15	$11,559	37	$25,199	108	$67,638	94	$100,998

National Retail Properties, Inc.

(in thousands)

Earnings from Discontinued Operations: In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the company has classified its investment assets sold and leasehold interests expired subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. In addition, the company has classified any investment asset or revenue generating inventory asset that was held for sale at December 31, 2007, as discontinued operations. The following is a summary of earnings from discontinued operations.

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(unaudited)	(Note 1)	(unaudited)	(Note 1)
Earnings from Discontinued Operations – Investment Portfolio:
Revenues:
Rental and earned income	$367	$2,750	$6,667	$24,441
Real estate expense reimbursement from tenants	57	128	318	1,077
Interest and other income from real estate transactions	192	149	627	505

	616	3,027	7,612	26,023

Expenses:
General and administrative	—	—	(45)	97
Real estate	36	160	294	2,848
Depreciation and amortization	23	145	315	2,071
Impairment – real estate	—	—	335	693
Interest	—	—	—	1,815

	59	305	899	7,524

Gain on disposition of real estate	9,752	22,764	56,625	91,332
Loss on extinguishment of mortgage payable	—	—	—	(167)

Earnings from discontinued operations	$10,309	$25,486	$63,338	$109,664

Earnings from Discontinued Operations – Inventory Portfolio:
Revenues:
Rental income	$2,078	$2,589	$8,616	$9,235
Real estate expense reimbursement from tenants	419	90	1,008	311
Interest and other income from real estate transactions	83	336	224	336

	2,580	3,015	9,848	9,882

Disposition of real estate:
Gross proceeds	12,594	29,101	164,338	80,856
Costs	(10,670)	(27,445)	(152,537)	(75,076)

Gain	1,924	1,656	11,801	5,780

Expenses:
General and administrative	39	35	78	57
Real estate	471	143	1,504	389
Depreciation and amortization	23	8	68	8
Impairment – real estate	844	—	844	—
Interest	1,147	430	3,923	1,049

	2,524	616	6,417	1,503

Income tax expense	(710)	(1,626)	(5,276)	(4,984)
Minority interest	(110)	228	(1,334)	(1,029)

Earnings from discontinued operations	$1,160	$2,657	$8,622	$8,146

Note 1:	Amounts are derived from audited consolidated financial statements included in the company’s Form 10-K for the year ended December 31, 2006 reflecting reclassifications for discontinued operations within the Investment Portfolio.

National Retail Properties, Inc.

(in thousands)

	December 31, 2007	December 31, 2006
Balance Sheet Summary	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$27,499	$1,675
Restricted cash	—	36,587
Receivables, net of allowance	3,818	7,915
Investment in and receivables from unconsolidated affiliates	4,139	—
Mortgages, notes and accrued interest receivable, net of allowance	65,964	30,945
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization and impairment	2,055,846	1,440,996
Accounted for using the direct financing method	37,497	71,334
Real estate, Inventory Portfolio, held for sale net of impairment	248,611	228,159
Commercial mortgage residual interests	24,340	31,512
Accrued rental income, net of allowance	24,652	26,510
Other assets	47,239	41,864

Total assets	$2,539,605	$1,917,497

Liabilities:
Line of credit payable	$129,800	$28,000
Mortgages payable	27,480	35,892
Notes payable – secured	12,000	24,500
Notes payable – convertible	172,500	172,500
Notes payable, net of unamortized discount	718,290	489,804
Financing lease obligation	—	26,041
Income tax liability	1,671	6,340
Other liabilities	68,245	36,817

Total liabilities	1,129,986	819,894

Minority interest	2,334	1,098
Stockholders’ equity	1,407,285	1,096,505

Total liabilities and equity	$2,539,605	$1,917,497

Common shares outstanding	72,528	59,823

Gross leasable area, Investment Portfolio (square feet)	10,610	9,341

Note 1:	Amounts are derived from audited consolidated financial statements included in the company’s Form 10-K for the year ended December 31, 2006 reflecting reclassifications for discontinued operations within the Investment Portfolio.

Orange Avenue Mortgage Investments, Inc.

(in thousands)

In May 2005, the company acquired a 78.9 percent equity investment of OAMI for $9.4 million. The company’s 78.9 percent share of OAMI’s net cash flow has been over $22.6 million since May 2005. The following summary represents the balances related to OAMI included in the company’s Balance Sheet and Income Statement Summary:

	December 31, 2007	December 31, 2006
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$15,541	$823
Restricted cash	—	17,165
Receivables and other assets	1,417	5,246
Mortgage residual interests	24,340	31,512

	$41,298	$54,746

Liabilities:
Notes payable – secured	$12,000	$24,500
Income tax liability	6,768	9,480
Other liabilities	145	410

	$18,913	$34,390

Minority interest	$1,895	$1,217

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
	(unaudited)	(Note 1)	(unaudited)	(Note 1)
Revenues:
Interest income on mortgage residual interests	$1,359	$1,331	$4,882	$7,268
Interest and other income	333	478	1,722	1,659

	1,692	1,809	6,604	8,927

Expenses:
General and administrative	79	118	397	539
Amortization	52	67	218	266
Impairment – commercial mortgage residual interests valuation	—	—	638	8,779
Interest	575	672	2,382	2,768

	706	857	3,635	12,352

Income tax benefit	669	994	2,679	5,070
Minority interest	(203)	(284)	(689)	353

Net earnings	$1,452	$1,662	$4,959	$1,998

Note 1:	Amounts are derived from audited financial statements included in the company’s Form 10-K for the year ended December 31, 2006.

NNN Retail Properties Fund I, LLC

(dollars in thousands)

(unaudited)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I, LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in and receivables from unconsolidated affiliates.”

December 31, 2007
Assets:
Cash and cash equivalents	$30
Real estate	65,413
Other assets	921

$66,364

Liabilities:
Notes payable	$38,600
Other liabilities	180

Total liabilities	38,780

Members’ equity	27,584

Total liabilities and equity	$66,364

	Quarter Ended December 31, 2007	Year Ended December 31, 2007
Revenues:
Rental income	$957	$977

	957	977
Expenses:
General and administrative	62	62
Real estate	5	5
Depreciation and amortization	229	249
Interest	561	573

	857	889

Net earnings	$100	$88

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

		December 31,
	Line of Trade	2007 (1)	2006 (2)
1.	Convenience stores	23.9%	16.3%
2.	Restaurants – full service	10.3%	12.1%
3.	Drug stores	5.0%	8.3%
4.	Automotive parts	4.9%	1.6%
5.	Books	4.4%	5.7%
6.	Consumer electronics	4.3%	5.6%
7.	Theaters	4.2%	—
8.	Car washes	4.0%	—
9.	Sporting goods	3.9%	7.3%
10.	Restaurants – limited service	3.7%	4.7%
11.	Furniture	3.1%	4.2%
12.	Travel plazas	3.0%	3.7%
13.	Grocery	2.9%	5.7%
14.	Office supplies	2.8%	4.1%
15.	Family entertainment centers	2.1%	—
16.	Auto dealerships	2.1%	2.1%
17.	Beer, wine and liquor	2.1%	2.1%
18.	General merchandise	1.7%	2.8%
19.	Home furnishings	1.5%	1.9%
20.	Craft, fabric and novelty	1.4%	1.5%
	Other	8.7%	10.3%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	20.2%	6.	Pennsylvania	4.7%
2.	Florida	11.3%	7.	Indiana	3.7%
3.	North Carolina	6.8%	8.	Colorado	3.4%
4.	Illinois	6.6%	9.	Ohio	3.4%
5.	Georgia	5.3%	10.	Missouri	3.0%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(3)		% of Total(1)	# of Properties	Gross Leasable Area(3)
2008	0.7%	14	258,000	2014	5.0%	31	509,000
2009	1.8%	24	458,000	2015	2.9%	20	469,000
2010	3.1%	38	401,000	2016	2.3%	16	262,000
2011	2.3%	21	336,000	2017	4.9%	27	674,000
2012	4.0%	35	563,000	2018	4.3%	33	505,000
2013	4.3%	32	687,000	Thereafter	64.4%	601	5,233,000

(1)	Based on annual base rent of $196,739,000, which is the annualized base rent for all leases in place as of December 31, 2007.
(2)	Based on annual base rent of $149,941,000, which is the annualized base rent for all leases in place as of December 31, 2006.
(3)	Square feet.